EXHIBIT 99.1

                                                                        CONTACT:

                                                                   Paul V. Maier
                                                           Senior Vice President
                                                     and Chief Financial Officer
                                                                    858-550-7573

                                                                    Abe Wischnia
                                           Senior Director of Investor Relations
                                                    and Corporate Communications
                                                                    858-550-7850

    LIGAND WILL REQUEST HEARING IN RESPONSE TO NASDAQ DELISTING NOTIFICATION
                     LETTER RELATING TO NOTICE OF LATE 10-K

     SAN DIEGO, Calif.--March 30, 2005--Ligand Pharmaceuticals Incorporated (Nasdaq:LGND) announced today,consistent with information provided during its conference call on March 17, 2005, and in a press release on the same day, that the Company has received a NASDAQ Staff Determination Letter regarding potential delisting of the Company's stock. As a result of the Company's previously announced inability to timely file its annual report on Form 10-K, the Company is not in compliance with the NASDAQ Stock Market's continued listing requirement set forth in Marketplace Rule 4310(c)(14). As a result, the Company's securities are subject to delisting from the NASDAQ National Market.

     The Company plans to request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination and request continued listing on NASDAQ until the Company files its Form 10-K for the fiscal year ended December 31, 2004. In its notification letter the NASDAQ staff informed the Company that this request will result in a postponement of the delisting pending the Panel's decision. However, the Company can provide no assurance that the hearing panel will grant its request for continued listing.

     As a result of the Company's previously announced inability to timely file its 2004 Form 10-K, the Company's trading symbol was changed from LGND to LGNDE, effective at the opening of business on March 29.

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ABOUT LIGAND

     Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to http://www.ligand.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. These statements include those related to compliance with NASDAQ requirements and delisting of the Company's securities, hearing(s) regarding delisting, and the filing of a report on Form 10-K. Actual events or results may differ materially from Ligand's expectations. There can be no assurance that NASDAQ will delay taking any delisting action following a hearing or that a hearing will take place at all or on any expected timeline, that the Company's subsequent processes such as filing of the Form 10-K or compliance with NASDAQ requirements will be timely completed before any delisting proceeding is concluded by the NASDAQ Stock market. In addition, our financial results and stock price may suffer as a result of the previously announced accounting review and any subsequent determination from this review including any action by NASDAQ. Additional information concerning these and other risk factors affecting Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available via Ligand's web site at http://www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

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